             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549

                   -----------------------

                          FORM 8-K

                       CURRENT REPORT


           Pursuant to Section 13 or 15(d) of the

               Securities Exchange Act of 1934

                 ---------------------------


              Date of Report (Date of earliest
              event reported): January 27, 2000



                THE ST. PAUL COMPANIES, INC.
   ------------------------------------------------------
   (Exact name of Registrant as specified in its charter)


     Minnesota              0-3021              41-0518860
------------------- --------------------  ---------------------
     (State of         (Commission File      (I.R.S. Employer
  Incorporation)           Number)          Identification No.)



385 Washington St., St. Paul, MN              55102
--------------------------------            ---------
(Address of principal                       (Zip Code)
executive offices)


                       (651) 310-7911
             ----------------------------------
               (Registrant's telephone number,
                    including area code)




                             N/A
------------------------------------------------------------
    (Former name or former address, if changed since last
                           report)

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Item 5.    Other Events.
           ------------

     On January 27, 2000, The St. Paul Companies, Inc.
announced its financial results for the fourth quarter and twelve months ended Dec. 31, 1999. Following is a summary of those results.

     Earnings from continuing operations totaled $779.2
million, or $3.19 per share, in 1999, up from $199.3
million, or $0.78 per share, in 1998. Fourth-quarter 1999 earnings from continuing operations were $226.6 million, or $0.93 per share, compared with $95.4 million, or $0.38 per share, for the comparable 1998 quarter.

     Results of The St. Paul's nonstandard auto business were reclassified in the fourth quarter to discontinued operations, due to the previously announced agreement to sell the operation to the Prudential Insurance Company of America.

     Revenues for the year and fourth quarter were $7.57
billion and $1.94 billion, respectively, compared with $7.71 billion and $1.84 billion for the same periods of 1998.

     Pretax catastrophe losses from continuing operations totaled $257 million in 1999, compared with $267 million in 1998. The impact of catastrophe losses in 1999 was reduced significantly by an "aggregate stop-loss reinsurance" policy, which is triggered only when aggregate losses reach a certain level. The benefit of this reinsurance program enhanced pretax property-liability earnings from continuing operations by $173 million in 1999, 56.6 percent of which was allocated to the Commercial Lines Group segment, and
43.4 percent to the Reinsurance segment.

     In 1999, the company repurchased 11.1 million shares of St. Paul stock at an average cost of $32.01 per share, for a total of $356.3 million. In the fourth quarter, the company purchased 2.9 million shares at an average cost of $31.95 under its ongoing buyback program, for a total of $91.2 million.

Net Income
----------

     1999 net income for The St. Paul Companies was $834.4 million, or $3.41 per share, compared with net income of $89.3 million, or $0.32 per share, in 1998.

     1999 net income included:

     - After-tax income from discontinued operations of $85.1 million, or $0.34 per share, comprising an after-tax gain of $176.5 million related to the sale of The St. Paul's standard personal insurance operations to Metropolitan Property and Casualty Insurance Company, an after-tax loss of $82.6 million on the sale of The St. Paul's nonstandard auto operations to Prudential, and combined 1999 after-tax operating losses totaling $8.8 million for these operations prior to our committing to their disposal

     - An after-tax charge of $29.9 million, or $0.12 per share, representing the cumulative effect of adopting a new accounting standard for insurance-related assessments.

     Fourth-quarter 1999 net income was $138.9 million, or $0.57 per share, compared with $100.8 million, or $0.40 per share, for the fourth quarter of 1998. Fourth quarter 1999 net income includes a loss from discontinued operations of $87.7 million, or $0.36 per share, primarily representing the anticipated loss on the sale of The St. Paul's nonstandard auto operations to Prudential.


Consolidated Financial Position of The St. Paul Companies as of December 31
---------------------------------------------------------------------------
     Consolidated assets of The St. Paul Companies as of
Dec. 31, 1999, were $38.9 billion, compared with $37.9 billion as of Dec. 31, 1998. Common shareholders' equity was $6.4 billion at the end of 1999, compared with $6.6 billion at the end of 1998. Book value per common share on Dec. 31, 1999, was $28.68, compared with $28.32 as of Dec. 31, 1998.

                         THE ST. PAUL COMPANIES
                  CONSOLIDATED FOURTH-QUARTER RESULTS
                ($ in millions except per-share amounts)

   Three months ended December 31          1999           1998
   ------------------------------         -----          -----

   Revenues                            $1,942.0       $1,842.6

   Pretax Earnings (Loss)
     Property-Liability Insurance        $270.6          $69.6
     Life Insurance                       $17.6          $12.1
     Asset Management                     $33.3          $29.4
     Parent and Other                    ($25.9)        ($43.4)
                                         ------         ------
     Total Pretax Earnings               $295.6          $67.7

   Income Tax Expense (Benefit)           $69.0         ($27.7)
                                         ------         ------
   Earnings from Continuing Operations   $226.6          $95.4
     Per Common Share (Basic)             $0.98          $0.39
     Per Common Share (Diluted)           $0.93          $0.38

   Discontinued Operations,
    Net of Taxes                         ($87.7)          $5.4
     Per Common Share (Basic)            ($0.38)         $0.02
     Per Common Share (Diluted)          ($0.36)         $0.02
                                         ------         ------

   Net Income                            $138.9         $100.8
     Per Common Share (Basic)             $0.60          $0.41
     Per Common Share (Diluted)           $0.57          $0.40

                       THE ST. PAUL COMPANIES
                      1999 CONSOLIDATED RESULTS
              ($ in millions except per-share amounts)


   Twelve months ended December 31         1999           1998
   -------------------------------        -----          -----

   Revenues                            $7,569.0       $7,707.7

   Pretax Earnings (Loss)
     Property-Liability Insurance        $971.4         $298.2
     Life Insurance                       $65.9          $20.7
     Asset Management                    $122.7         $104.0
     Parent and Other                   ($143.0)       ($302.4)
                                         ------         ------
     Total Pretax Earnings             $1,017.0         $120.5

   Income Tax Expense (Benefit)          $237.8         ($78.8)
                                         ------         ------
   Earnings from Continuing
    Operations Before Cumulative
    Effect of Accounting Change          $779.2         $199.3
     Per Common Share (Basic)             $3.37          $0.79
     Per Common Share (Diluted)           $3.19          $0.78

   Cumulative Effect of
   Accounting Change, Net of Taxes       ($29.9)             -
     Per Common Share (Basic)            ($0.13)             -
     Per Common Share (Diluted)          ($0.12)             -

   Discontinued Operations,
    Net of Taxes                          $85.1        ($110.0)
     Per Common Share (Basic)             $0.37         ($0.46)
     Per Common Share (Diluted)           $0.34         ($0.46)
                                         ------         ------

   Net Income                            $834.4          $89.3
     Per Common Share (Basic)             $3.61          $0.33
     Per Common Share (Diluted)           $3.41          $0.32

   Common Shareholders' Equity         $6,447.9       $6,620.8
     Per Common Share                    $28.68         $28.32

         THE ST. PAUL COMPANIES, INC. FOURTH-QUARTER
    PROPERTY-LIABILITY UNDERWRITING OPERATIONS HIGHLIGHTS
                       ($ in millions)

   Three months ended December 31          1999           1998
   ------------------------------         -----          -----

   Net written premiums                $1,163.4       $1,226.1

   Net investment income (pretax)        $304.5         $317.8

   Statutory combined ratio               108.4          114.9





                THE ST. PAUL COMPANIES, INC.
    PROPERTY-LIABILITY UNDERWRITING OPERATIONS HIGHLIGHTS
                       ($ in millions)

   Twelve months ended December 31         1999           1998
   -------------------------------        -----          -----

   Net written premiums                $5,111.8       $5,275.6

   Net investment income (pretax)      $1,255.9       $1,292.7

   Statutory combined ratio               107.9          117.4



     The St. Paul Companies, headquartered in Saint Paul,
Minn., is a group of companies providing insurance products and services worldwide.

  Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.






                              THE ST. PAUL COMPANIES, INC.




                              By  /s/ Bruce A. Backberg
                                  ---------------------
                                  Bruce A. Backberg
                                  Senior Vice President -
                                    Legal Services


Date: February 4, 2000